UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 19, 2009

NTK Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-126389	20-1934298
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

____________________________________________________________________________________________________________________________________________

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on September 3, 2009, NTK Holdings, Inc. (“NTK Holdings”), Nortek Holdings, Inc. and Nortek, Inc. (the “Nortek”), and certain of their direct and indirect subsidiaries (collectively, the “Debtors”) entered into a Restructuring and Lockup Agreement (the “Restructuring Agreement”) with certain of their pre-petition noteholders, pursuant to which such noteholders agreed to vote in favor of and support the Debtors’ proposed financial restructuring plans, including, among other things, the filing by the Debtors of voluntary petitions in the United States with the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and their prepackaged plans of reorganization (the “Prepackaged Plans”), subject to the terms and conditions contained in the Restructuring Agreement.

On October 19, 2009, the Debtors entered into an amendment to the Restructuring Agreement that extended from October 20, 2009, to 11:59 PM, prevailing Eastern time, on October 27, 2009, the time by which (a) the Debtors shall file voluntary petitions with the Bankruptcy Court under chapter 11 of the Bankruptcy Code, (b) certain consenting noteholders under the Restructuring Agreement agree to forbear exercising certain rights, and (c) the Restructuring Agreement may be terminated by consenting noteholders if the Debtors have not commenced chapter 11 cases.

Item 1.03	BANKRUPTCY OR RECEIVERSHIP

On October 21, 2009, the Debtors filed voluntary petitions in the Bankruptcy Court seeking relief under the provisions of chapter 11 of the Bankruptcy Code.  The chapter 11 cases are being jointly administered under the caption In re NTK Holdings, Inc., Chapter 11 Case No. 09-13611 (KJC) (jointly administered) (the “Chapter 11 Cases”).  The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  A copy of the press release, dated October 22, 2009, announcing the bankruptcy filings is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The filing of the Chapter 11 Cases constituted an event of default or otherwise triggered the following repayment obligations: (a) $135 million of outstanding indebtedness under the asset-based loan facility agreement, dated as of May 20, 2008, as amended from time to time, among Nortek and certain of its subsidiaries, Bank of America, N.A., as administrative agent and certain lenders, (b) $750 million of outstanding indebtedness under  Nortek’s 10% Senior Secured Notes due 2013 (plus accrued interest), (c) $625 million of outstanding indebtedness under  Nortek’s 8½% Senior Subordinated Notes due 2014 (plus accrued interest), (d) $10 million of outstanding indebtedness under  Nortek’s 9 7/8% Series A and Series B Senior Subordinated Notes due 2011 (plus accrued interest), (e) $403 million of outstanding indebtedness under  NTK Holdings’ 10¾% Senior Discount Notes due 2014 and (f) $283 million of outstanding indebtedness under the NTK Holdings’ Senior Unsecured Credit Facility.  As a result, all indebtedness outstanding under these notes and facilities became automatically due and payable, subject to an automatic stay of any action to collect, assert, or recover a claim against the Debtors and the application of applicable bankruptcy law.

Item 7.01	REGULATION FD DISCLOSURE

On October 20, 2009, the Debtors announced the results of the previously disclosed solicitation of votes from their creditors to accept the Prepackaged Plans.  A copy of the press release, dated October 20, 2009, announcing the results is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this discussion and throughout this document, words, such as “intends”, “plans”, “estimates”, “believes”, “anticipates” and “expects” or similar expressions are intended to identify forward-looking statements.  These statements are based on our current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual future activities and operating results to differ include the availability and cost of certain raw materials, (including, among others, steel, copper, packaging materials, plastics and aluminum) and purchased components, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, price, product and warranty liability claims, any amendments to the Plan, whether or not the Plan is confirmed by the bankruptcy court, and whether or not the Debtors conclude their Chapter 11 Cases in the anticipated timeframe or at all.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Readers are also urged to carefully review and consider the various disclosures made herein, as well as the periodic reports on Forms 10-K, 10-Q and 8-K, previously filed by NTK Holdings and Nortek with the Commission.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit no.	Description
99.1	Press Release, dated October 22, 2009.
99.2	Press Release, dated October 20, 2009.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTK HOLDINGS, INC.
By: /s/ Edward J. Cooney Name: Edward J. Cooney Title: Vice President and Treasurer

Date:  October 22, 2009
INDEX TO EXHIBITS

Exhibit no.	Description
99.1	Press Release, dated October 22, 2009.
99.2	Press Release, dated October 20, 2009.